===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            AmSouth Bancorporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                          [AMSOUTH LOGO APPEARS HERE]

                                                                 March 12, 2001

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of AmSouth Bancorporation scheduled for 11:00 A.M., C.D.T., on Thursday, April 19, 2001 at the auditorium of AmSouth Bank in the AmSouth-Harbert Plaza, 1901 Sixth Avenue North, in Birmingham, Alabama. The matters scheduled for consideration at the meeting are described in the attached Notice of Meeting of Shareholders and Proxy Statement.

  Your vote is important to us, no matter how many shares you own. Shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Check your proxy card forwarded by AmSouth or your broker or other holder of record to see the options available to you. If you do attend the Annual Meeting and desire to vote in person, you may do so even though you have previously voted your proxy.

  Also enclosed is AmSouth's 2000 Annual Report to Shareholders which contains additional information about AmSouth, including a financial summary, our letter to shareholders and selected financial data. We believe that this information will be useful and informative regarding the current status of your company.


                                Sincerely,
                                /s/ C. Dowd Ritter
                                C. Dowd Ritter
                                Chairman, President and Chief Executive
                                Officer

[LOGO OF AMSOUTH BANCORPORATION]

--------------------------------------------------------------------------------

Post Office Box 11007
Birmingham, Alabama 35288

NOTICE OF MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 19, 2001

TO THE HOLDERS OF SHARES OF COMMON STOCK:

 NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the regular Annual Meeting of Shareholders of AMSOUTH BANCORPORATION will be held in the auditorium of AmSouth Bank in the AmSouth-Harbert Plaza, 1901 Sixth Avenue North, in Birmingham, Alabama, on Thursday, April 19, 2001 at 11:00 A.M., C.D.T., for the purpose of considering and voting upon the following matters:

 1. The election of four directors of Class I to serve for a term of three years until the Annual Meeting of Shareholders in 2004 or until their successors are elected and qualify.

 2. To consider and approve an amendment to the 1996 Long Term Incentive Compensation Plan for the purpose of increasing the number of shares of common stock reserved thereunder by thirty million (30,000,000) shares.

 3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

 Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the meeting.

 Only those shareholders of record at the close of business on February 20, 2001 shall be entitled to receive notice of the meeting and to vote at the meeting.

                                   BY ORDER OF THE BOARD OF DIRECTORS
March 12, 2001                     /s/ Stephen A. Yoder
                                   Stephen A. Yoder
                                   Secretary

TABLE OF CONTENTS                                                           PAGE

Shareholder Letter...............................................  Outside Cover
Notice of Meeting................................................   Inside Cover
Proxy Statement..................................................              1
General..........................................................              1
Important Notice Regarding Delivery of Security Holder Documents.              1
Voting Securities and Principal Holders Thereof..................              2
Stock Ownership .................................................              3
Election of Directors (Proposal 1)...............................              5
Executive Compensation...........................................             13
Amendment to the 1996 Long Term Incentive Compensation Plan
 (Proposal 2)....................................................             22
Voting Procedures................................................             25
Independent Public Accountants...................................             25
Miscellaneous Information........................................             26
Audit and Community Responsibility Committee Charter ............            A-1
1996 Long Term Incentive Compensation Plan, as amended...........            B-1



--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

You can vote one of three ways:

(a)Via the Internet: Visit the web site listed on your proxy card to vote via the Internet.

(b)By Telephone: Call the toll-free number listed on your proxy card to vote by phone.

(c)By Mail: Mark, sign, date and mail your proxy card in the enclosed postage-paid envelope.

--------------------------------------------------------------------------------

                                PROXY STATEMENT
                             DATED MARCH 12, 2001
                            AmSouth Bancorporation
                   P.O. Box 11007, Birmingham, Alabama 35288
                      For Annual Meeting of Shareholders
                         To be Held on April 19, 2001
GENERAL

 We are delivering these proxy materials to solicit proxies on behalf of the Board of Directors of AmSouth Bancorporation ("AmSouth" or "the Corporation") for the 2001 Annual Meeting of Shareholders to be held on April 19, 2001 and any adjournment or adjournments thereof.

 We are mailing this Proxy Statement, together with a form of proxy and voting instruction card ("proxy card") and the Company's annual report for the year ended December 31, 2000, starting on or about March 15, 2001, to shareholders entitled to vote at the meeting.

 Shareholders Entitled to Vote at the Meeting

 If you are a registered shareholder at the close of business on the record date, February 20, 2001, you are entitled to receive this notice and to vote at the meeting. There were 371,838,768 shares of common stock outstanding on the record date. You will have one vote on each matter properly brought before the meeting for each share of AmSouth common stock you own.

 Electronic Access to Proxy Materials and Annual Report

 Shareholders can elect to view future AmSouth Bancorporation proxy statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save AmSouth the cost of producing and mailing these documents. Costs normally associated with electronic access, such as usage and telephonic charges, will be borne by you.

 If you are a registered shareholder, you can choose to receive future annual reports and proxy statements electronically by following the prompt if you choose to vote over the Internet. If you hold your AmSouth stock in nominee name (such as through a broker), check the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet.

 Shareholders that choose to view future proxy statements and annual reports over the Internet will receive an e-mail with instructions containing the Internet address of those materials, as well as voting instructions, approximately four weeks before future meetings.

 If you enroll to view AmSouth's future annual report and proxy statement electronically and vote your proxy over the Internet, your enrollment will remain in effect for all future shareholders' meetings unless you cancel it. To cancel, registered shareholders should access http://www.investordelivery.com and follow the instructions to cancel your enrollment. You should retain your control number appearing on your enclosed proxy card. If you hold your AmSouth stock in nominee name, check the information provided by your nominee for instructions on how to cancel your enrollment.

 If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to Investor Relations, AmSouth Bancorporation, P.O. Box 11007, Birmingham, Alabama 35288 or call them at 205-326-4801.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

 Please see the enclosed separate notice regarding delivery of security holder documents.

 The Securities and Exchange Commission ("SEC") has issued a new rule that became effective December 4, 2000 regarding the delivery of proxy statements and information statements to households. This rule is intended to complement a previously issued ruling on the delivery of disclosure documents to households issued December 20, 1999. Together these rules spell out the conditions under which annual reports, information statements, proxy statements, prospectuses and other disclosure documents of a particular company that would otherwise be mailed in separate envelopes to more than one person at a shared address may be mailed as one copy in one envelope addressed to all holders at that address. In accordance with that rule, AmSouth Bancorporation will begin "householding" all annual reports and proxy and information statements effective June 1, 2001.

 If you are a registered shareholder and you choose not to have your annual reports and proxy and information statements sent to a single household address as described above, you must "opt-out" by marking the designated box on the enclosed proxy card. If you choose to "opt-out" of the householding program at a future date, please write to

Investor Relations, AmSouth Bancorporation, P.O. Box 11007, Birmingham, Alabama 35288 or call them at 205-326-4801 and we will cease householding your annual reports and proxy and information statements within 30 days. If we do not receive instructions to remove your account(s) from this service, your account(s) will continue to be "householded" until we notify you otherwise.

 If you own your AmSouth stock in nominee name (such as through a broker), information regarding householding of disclosure documents should be forwarded to you by your broker.

 How to Vote Your Shares

 Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to vote in advance. If you own your shares in record name, you may cast your vote one of three ways:

 . Vote by Internet: You can choose to vote your shares at any time over the Internet site listed on your proxy card. This site will give you the opportunity to make your selections and confirm that your instructions have been followed. We have designed our Internet voting procedures to authenticate your identity by use of a unique control number found on the enclosed proxy card. To take advantage of the convenience of voting on the Internet, you must subscribe to one of the various commercial services that offers access to the World Wide Web. Costs normally associated with electronic access, such as usage and telephonic charges, will be borne by you. AmSouth does not charge any separate fees for access to its web site. If you vote via the Internet, you do not need to return your proxy card.

 . Vote By Telephone: You can also vote by phone at any time by calling the toll-free number (for residents of the U.S.) listed on your proxy card. To vote, enter the control number listed on your proxy card and follow the simple recorded instructions. If you vote by phone, you do not need to return your proxy card.

 . Vote by Mail: If you choose to vote by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

 Shareholders who hold their shares beneficially in street name through a nominee (such as a broker) may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

 How to Revoke Your Proxy

 You may revoke your proxy at any time before it is voted at the meeting by:

 . Properly executing and delivering a later-dated proxy (including a telephone or Internet vote);

 . Voting by ballot at the meeting; or

 . Sending a written notice of revocation to the inspectors of election in care of the Corporate Secretary of AmSouth at the address listed above.

 Cost of Proxy Solicitation

 We will pay the expenses of soliciting proxies in connection with the Annual Meeting. Proxies may be solicited on our behalf through the mail, in person, by telephone, electronic transmission, or facsimile transmission. We have hired Morrow & Co., Inc. to assist with the solicitation of proxies for a fee of $12,500 plus the reimbursement of any out-of-pocket expenses incurred. It is possible that Morrow & Co. may be paid additional fees depending upon the services rendered.

 In accordance with the Securities and Exchange Commission and the New York Stock Exchange rules, AmSouth will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of AmSouth common stock.

 Other Matters

 The Board of Directors does not know of any matters that may be brought before the Annual Meeting other than as listed in the Notice of Meeting. If any other matters are properly introduced at the Annual Meeting for consideration, including consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed Proxy will vote on such matters in accordance with their discretion.

 The Board's Recommendations

 If you send a properly executed proxy without specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors:

 . FOR the election of the four nominees as directors (see pages 5 to 13); and

 . FOR the amendment to the 1996 Long Term Incentive Compensation Plan (see pages 22 to 25).

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

 Shares of common stock, $1.00 par value per share, are the only authorized securities of AmSouth entitled to vote, and each outstanding share is entitled to one vote. Only holders of record of common stock at the close of business on February 20, 2001 will be entitled to vote at the Annual Meeting. AmSouth is currently authorized to issue up to seven hundred and fifty million (750,000,000) shares of such common stock. As of February 20, 2001, there were 371,838,768 shares of common stock of AmSouth issued, outstanding and entitled to vote.

 Shareholders who are participants in AmSouth's Dividend Reinvestment and Common Stock Purchase Plan (the "DRP") and/or are AmSouth employees who participate in the AmSouth Thrift Plan will find that the enclosed Proxy Card shows the total of the number of any shares held by them in their own names (but not in street name through a broker) as well as those shares, including fractions of shares, held on their behalf by the agent for the DRP and/or the trustee for the Thrift Plan.

 Voting in one of the ways previously described will allow voting of all shares, including those held by the DRP agent and the trustee for the Thrift Plan. Except with respect to the election of directors, the trustee for the Thrift Plan may, in its discretion, under the terms of the Thrift Plan, vote shares for which no directions have been received.

STOCK OWNERSHIP

 At December 31, 2000 no person was known to the management of AmSouth to be the beneficial owner of more than five percent of AmSouth's outstanding common stock. The following table reflects the number of shares of AmSouth common stock (rounded to the nearest whole number) beneficially owned by (i) each director and nominee for director of AmSouth, (ii) the four most highly compensated executive officers who are not also directors (listed in the table under the heading "Certain Executive Officers") and (iii) the directors, nominees and executive officers of AmSouth as a group.

 All of the directors of AmSouth have elected to defer receipt of some or all of the retainer and meeting fees they are paid for service on the Board of Directors and to receive shares of AmSouth stock instead of cash when the deferred amounts are paid. Therefore, the ultimate value of the amounts deferred will be tied to the performance of AmSouth stock. As of February 20, 2001, the directors as a group held 57,874 shares of such deferred stock. Executive officers of AmSouth may make a similar election to defer receipt of bonuses and to receive shares of AmSouth stock when the deferred amounts are paid. Such stock, whether attributable to deferrals by directors or by executive officers, is hereinafter referred to as "Deferred Stock."

                           AmSouth Shares Beneficially Owned(/1/) As of February 20, 2001
                          -----------------------------------------------------------------------------
                               Sole                 Shared                           Percent of Total
Person, Group or Entity     Power(/2/)            Power(/3/)       Aggregate           Outstanding
-----------------------   -----------------     --------------   ----------------- --------------------
DIRECTORS AND NOMINEES
J. Harold Chandler......             31,959                    0            31,959                 *
James E. Dalton, Jr.....             13,787                    0            13,787                 *
Earnest W. Deavenport,
 Jr.....................             52,773                    0            52,773                 *
Rodney C. Gilbert.......             27,354                    0            27,354                 *
Elmer B. Harris.........             17,553                7,971            25,524                 *
Martha R. Ingram........             66,955                    0            66,955                 *
Victoria B. Jackson.....             11,888                  200            12,088                 *
Ronald L. Kuehn, Jr.....             28,699                  240            28,939                 *
James R. Malone.........             11,830                6,750            18,580                 *
Claude B. Nielsen.......             16,846                3,536            20,382                 *
John N. Palmer..........            204,350                    0           204,350                 *
Benjamin F. Payton......             14,630                    0            14,630                 *
C. Dowd Ritter..........          1,162,507(4)            19,333         1,181,840                 *
CERTAIN EXECUTIVE
 OFFICERS
Candice W. Bagby........            213,637(5)             4,650           218,287                 *
Sloan D. Gibson.........            398,917(6)            16,283           415,200                 *
W. Charles Mayer, III...            283,988(7)            16,424           300,412                 *
E.W. Stephenson, Jr.....            295,303(8)            24,000           319,303                 *
Directors, Nominees and
 Executive Officers as a
 group (consisting of 21
 persons)...............          3,352,728(9)            99,387         3,452,115               1.0%

-------
* Less than one percent
Notes
 (1) The number of shares reflected are shares which under applicable regulations of the Securities and Exchange Commission are deemed to be beneficially owned. Shares deemed to be beneficially owned under such regulations include shares as to which, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, either voting power or investment power is held or shared. The total number of shares beneficially owned is divided, where applicable, into two categories: shares as to which voting/investment power is held solely, and shares as to which voting/investment power is shared.
 (2) Unless otherwise indicated in the following notes, if a beneficial owner is shown as having sole power, the owner has sole voting as well as sole investment power, and if a beneficial owner is shown as having shared power, the owner has shared voting power as well as shared investment power. If ownership of restricted stock is shown, the individual has sole voting power, but no power of disposition. The amounts in this column include (a) shares of Deferred Stock held by the following directors in the amounts (rounded) shown: Chandler--8,733; Dalton--2,539; Deavenport-- 3,236; Gilbert--15,441; Harris--7,929; Ingram--1,178; Jackson--577;
     Kuehn--8,276; Malone--3,327; Nielsen--4,267; Palmer--1,640; and Payton--
     731; and (b) stock options for 3,750 shares for each of directors Chandler, Dalton, Gilbert, Harris, Jackson, Kuehn, Malone, Nielsen and Payton, stock options for 28,257 shares for each of directors Deavenport and Ingram, and stock options for 5,805 shares for Mr. Palmer. These are options that can be exercised within 60 days. Option information for director Ritter is in footnote (4). For Directors, shares of Deferred Stock are held under the deferred compensation plan for directors and have no voting rights. Some individuals are beneficial owners of shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan. The individual has sole voting power, but no direct power of disposition, with respect to the shares held in the Stock Fund, but can elect to move monies in and out of the Fund and/or change the amount of contributions, thereby affecting the individual's balance in the Fund.
 (3) This column may include shares held in the name of, among others, a spouse, minor children or certain other relatives sharing the same home as the director, nominee or executive officer, as to all of which beneficial ownership is disclaimed by the respective director, nominee and executive officer.
 (4) Includes 236,112 shares which could be acquired within 60 days pursuant to stock options, 420,000 shares of restricted stock and 79,423 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.
 (5) Includes 62,280 shares which could be acquired within 60 days pursuant to stock options, 50,000 shares of restricted stock and 1,360 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.

 (6) Includes 142,806 shares which could be acquired within 60 days pursuant to stock options, 110,000 shares of restricted stock, 7,645 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan and 69,393 shares in the Deferred Compensation Plan.
 (7) Includes 81,534 shares which could be acquired within 60 days pursuant to stock options, 75,000 shares of restricted stock and 8,975 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.
 (8) Includes 99,545 shares that could be acquired within 60 days pursuant to stock options, 75,000 shares of restricted stock and 2,743 shares held by the AmSouth Stock Fund of the AmSouth Thrift Plan.
 (9) 120,722 of these shares are held by the AmSouth Stock Fund of the AmSouth Thrift Plan, 925,000 of these shares are restricted stock, 892,092 of these shares could be acquired within 60 days pursuant to stock options and 128,947 are shares of Deferred Stock.
                                ---------------
 As of February 20, 2001, AmSouth held 44,521,932 shares of its common stock as Treasury shares.

ELECTION OF DIRECTORS
(Proposal 1 on Proxy Card)

General

 Under AmSouth's Restated Certificate of Incorporation, the Board of Directors is divided into three classes, with the term of office of each class expiring in successive years. AmSouth's Bylaws provide that the number of directors will be fixed from time to time by the vote of two-thirds of the directors then in office who have been elected by the shareholders. The current number of directors is 13. The terms of Class I Directors expire at this Annual Meeting. The terms of Class II and Class III Directors will expire in 2002 and 2003, respectively.

 The Board of Directors is recommending the election to Class I of directors Rodney C. Gilbert, Victoria B. Jackson, Claude B. Nielsen and Benjamin F. Payton. Each of the Class I Directors elected at this Annual Meeting will serve three-year terms expiring at the 2004 Annual Meeting of Shareholders or until his or her respective successor is elected and qualified, except as provided in the Bylaws.

 Proxies solicited by the Board of Directors will be voted for the election of the nominees named above, unless you withhold your vote. Management has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected. However, if any one of them should become unavailable, the Board of Directors may reduce the size of the board or designate a substitute. If the board designates a substitute nominee, shares represented by proxies will be voted for the substitute nominee.

 The names of the nominees and the directors who will continue to serve unexpired terms and certain information relating to them, including the business experience of each during the past five years, follow. Each of the directors of AmSouth is also a director of AmSouth Bank, a wholly-owned subsidiary of AmSouth.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE FOLLOWING FOUR NOMINEES FOR ELECTION AS A DIRECTOR:

                 NOMINEES FOR TERMS EXPIRING IN 2004 (CLASS I)

                         Director                                              Other
Name                 Age Since    Principal Occupation for Past 5 Years        Directorships(/1/)
--------------------------------------------------------------------------------------------------
Rodney C. Gilbert    61  1994     President and Chief Executive Officer,
                                  January 1999 to date, RCG Consulting, LLC
                                  (general business consultant); Chairman of
                                  the Board and Chief Executive Officer, March
                                  1998 to October 1998, Enfinity Corporation
                                  (HVAC, energy and indoor environmental
                                  services); President and Chief Executive
                                  Officer, 1993 to March 1997, Rust
                                  International Inc. (provider of engineering
                                  and environmental and infrastructure
                                  consulting services and other on-site
                                  industrial and related services)

Victoria B. Jackson  46  1997     President and Chief Executive Officer, June  ArvinMeritor, Inc.
                                  2000 to date, Victoria Belle, Inc.           PepsiAmericas, Inc.
                                  (specialty gifts); Consultant, January 1999
                                  to February 2000, and President and Chief
                                  Executive Officer, 1977 to January 1999,
                                  DSS/ProDiesel, Inc. (manufacturer and
                                  remanufacturer of major transportation
                                  components)

Claude B. Nielsen    50  1993     President and Chief Executive Officer, 1991  Colonial Properties
                                  to date, Coca-Cola Bottling Company United,  Trust
                                  Inc. (soft drink bottler)

Benjamin F. Payton   68  1983     President, Tuskegee University, 1981 to date Morrison Management
                                                                                Specialists, Inc.
                                                                               Praxair, Inc.
                                                                               Ruby Tuesday, Inc.
                                                                               The Liberty
                                                                               Corporation

             [Photo of Rodney C. Gilbert]  [Photo of Victoria B. Jackson]
                   Rodney C. Gilbert       Victoria B. Jackson


             [Photo of Claude B. Nielson]  [Photo of Benjamin F. Payton]
                   Claude B. Nielsen       Benjamin F. Payton

                DIRECTORS WHOSE TERMS EXPIRE IN 2002 (CLASS II)

                                Director                                              Other
Name                        Age Since    Principal Occupation for Past 5 Years        Directorships(/1/)
-------------------------------------------------------------------------------------------------------------
J. Harold Chandler          51  1995     Chairman of the Board, President and Chief   Herman Miller, Inc.
                                         Executive Officer, November 1999 to date,    UnumProvident
                                         and President and Chief Operating Officer,   Corporation
                                         June 1999 to November 1999, UnumProvident
                                         Corporation (insurance company); Chairman of
                                         the Board, April 1996 to June 1999, and
                                         President and Chief Executive Officer,
                                         November 1993 to June 1999, Provident
                                         Companies, Inc. (insurance company)

James E. Dalton, Jr.        58  1998     President and Chief Executive Officer, 1990  US Oncology, Inc.
                                         to date, Quorum Health Group, Inc. (hospital Quorum Health Group,
                                         ownership and management company)            Inc.
                                                                                      Universal Health Realty
                                                                                        Income Trust
                                                                                      Select Medical
                                                                                      Corporation

Earnest W. Deavenport, Jr.  62  1999     Chairman of the Board and Chief Executive    Eastman Chemical
                                         Officer, 1994 to date, Eastman Chemical      Company
                                         Company (manufacturer of plastic, chemical   Milliken and Company
                                         and fiber products)                          Theragenics Corp.
                                                                                      King Pharmaceuticals,
                                                                                      Inc.

Elmer B. Harris             61  1989*    President and Chief Executive Officer, 1989  Alabama Power Company
                                         to date, Alabama Power Company (public       Southern Company
                                         utility)

James R. Malone             58  1994     Chairman of the Board, December 1996 to      Ametek, Inc.
                                         date, and Chief Executive Officer, May 1997  HMI Industries, Inc.
                                         to date, HMI Industries, Inc. (producer of
                                         cleaners for residential and commercial use
                                         and other industrial manufactured products);
                                         Managing Director, 1999 to date, Bridge
                                         Associates LLC (private investment and
                                         business management firm); Chairman of the
                                         Board, January 1996 to February 1997 and
                                         President and Chief Executive Officer,
                                         September 1996 to February 1997, Anchor
                                         Glass Container Corporation (glass container
                                         manufacturer)

-------
*During the period May-November 1995, Mr. Harris was a board member of a subsidiary bank but was not a member of the Board of AmSouth.

           [Photo of J. Harold Chandler]   [Photo of James E. Dalton, Jr.]
                   J. Harold Chandler      James E. Dalton, Jr.


             [Photo of
             Earnest W. Deavenport, Jr.]  [Photo of Elmer B. Harris]
                   Earnest W.              Elmer B. Harris
                   Deavenport, Jr.



                                           [Photo of James R. Malone]
                                           James R. Malone

               DIRECTORS WHOSE TERMS EXPIRE IN 2003 (CLASS III)

                          Director                                              Other
Name                  Age Since    Principal Occupation for Past 5 Years        Directorships(/1/)
------------------------------------------------------------------------------------------------------
Martha R. Ingram      65  1999     Chairman of the Board, July 1995 to date,    Baxter International,
                                   Ingram Industries, Inc. (diversified         Inc.
                                   transportation and energy company,           Ingram Industries,
                                   distributor of consumer products and a non-  Inc.
                                   standard automobile insurance company)       Ingram Micro, Inc.
                                                                                Weyerhauser Company

Ronald L. Kuehn, Jr.  65  1986     Chairman of the Board, October 1999 through  Dun & Bradstreet
                                   2000, El Paso Energy Corporation             Corporation
                                   (diversified energy company); Chairman of    El Paso Corporation
                                   the Board, President and Chief Executive     Praxair, Inc.
                                   Officer, April 1986 to October 1999, Sonat   Transocean Sedco
                                   Inc. (diversified energy holding company)    Forex, Inc.
                                                                                Protective Life
                                                                                Corporation

John N. Palmer        66  1999     Chairman of the Board, January 2000 to date, Eastgroup Properties,
                                   GulfSouth Capital, Inc. (venture capital);   Inc.
                                   Chairman of the Board, 1989 to 1999, SkyTel  Internet America, Inc.
                                   Communications, Inc. (telecommunications
                                   company)

C. Dowd Ritter        53  1993     Chairman of the Board of AmSouth, September  Alabama Power Company
                                   1996 to October 1999 and January 2001 to
                                   date, and of AmSouth Bank, September 1996 to
                                   date; President and Chief Executive Officer,
                                   January 1996 to date, AmSouth and AmSouth
                                   Bank.

NOTES

 (1) These are directorships with corporations subject to the registration or reporting requirements of the Securities Exchange Act of 1934 or registered under the Investment Company Act of 1940.

             [Photo of Martha R. Ingram]   [Photo of Ronald L. Kuehn, Jr.]
                   Martha R. Ingram        Ronald L. Kuehn, Jr.


             [Photo of John N. Palmer]     [Photo of C. Dowd Ritter]
                   John N. Palmer          C. Dowd Ritter

The Board of Directors

 The full Board of Directors met eight times during 2000. To assist it in carrying out its work, the Board of Directors has the following standing committees: Audit and Community Responsibility; Executive Compensation; Director Affairs; Finance and Employee Benefits; Strategic Planning; Trust and Investment; and an Executive Committee.

Audit and Community Responsibility Committee

 The Audit and Community Responsibility Committee (the "Audit Committee") currently consists of Directors Claude B. Nielsen (Chairman), James E. Dalton, Jr., Martha R. Ingram, Victoria B. Jackson, Ronald L. Kuehn, Jr. and Benjamin
F. Payton. This committee is charged by the Board of Directors with several major functions, including to oversee the audit and examination of the financial condition of AmSouth and to consider and review AmSouth's policies addressing various internal control matters. In performing these functions, the committee met four times during 2000.

Executive Compensation Committee

 This committee is composed of Directors J. Harold Chandler (Chairman), Rodney
C. Gilbert, Elmer B. Harris, Martha R. Ingram, James R. Malone and Claude B. Nielsen and met five times during 2000. The committee is charged with the administration of AmSouth's compensation plans for senior management.

Director Affairs Committee

 This committee reviews potential nominees and recommends new directors. The members of the committee are Directors Benjamin F. Payton (Chairman), J. Harold Chandler, Earnest W. Deavenport, Jr., Victoria B. Jackson, Ronald L. Kuehn, Jr. and John N. Palmer. The committee is also charged with reviewing the structure of the Board and its operation and recommending changes where appropriate. Procedures whereby individual shareholders can submit recommendations of persons to be considered for nomination as a director of AmSouth are described below in the "Miscellaneous Information" section of this Proxy Statement. The committee met twice during 2000.

Finance and Employee Benefits Committee

 This committee is composed of Directors Elmer B. Harris (Chairman), James E. Dalton, Jr. and Earnest W. Deavenport, Jr. The committee approves financial and investment policies and oversees various aspects of AmSouth's broad-based employee benefit plans. The committee met three times during 2000.

Strategic Planning Committee

 This committee addresses the mission and strategic plans of AmSouth and significant issues and opportunities that affect that strategy. The committee also reviews AmSouth's plans for succession and management development and the performance of the Chief Executive Officer. Director Kuehn is Chairman of this committee which is composed of all directors other than Mr. Ritter. The committee met three times during 2000.

Trust and Investment Committee

 This committee has general oversight responsibility for the trust and investment activities of AmSouth and its subsidiaries. The current members of the committee are Directors Rodney C. Gilbert (Chairman), James R. Malone and John N. Palmer. The committee met four times during 2000.

Executive Committee

 This committee has the power to exercise all of the authority of the Board of Directors, to the extent allowed by law, and is specifically given the authority, among other things, to declare dividends. The current members of the committee are Directors C. Dowd Ritter (Chairman), J. Harold Chandler, Rodney C. Gilbert, Elmer B. Harris, Ronald L. Kuehn, Jr., Claude B. Nielsen and Benjamin F. Payton. The committee did not meet during 2000.

Audit Committee Report

 The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent", as required by applicable listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a charter that was last amended and restated by the Board on July 20, 2000, a copy of which is attached to this Proxy Statement as Appendix A.

 In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements, including a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements, with management and Ernst & Young LLP, AmSouth's independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

 Based upon the reports and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in AmSouth's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

 Submitted by the Audit Committee:

  Claude B. Nielsen, Chairman
  James E. Dalton, Jr.
  Martha R. Ingram
  Victoria B. Jackson
  Ronald L. Kuehn, Jr.
  Benjamin F. Payton

Director Attendance

 During 2000, all incumbent directors of AmSouth attended at least 75 percent of the total number of meetings of the Board of Directors and meetings of the committees of which they were members.

Section 16(a) Beneficial Ownership Reporting Compliance

 AmSouth is not aware of any instance during 2000 in which directors or officers of AmSouth failed to make timely filings required by Section 16(a) of the Securities Exchange Act of 1934 other than one late filing of a Form 4 by Elmer B. Harris, relating to two transactions. AmSouth has relied on written representations of its directors and executive officers and copies of the reports that have been filed in making required disclosures concerning beneficial ownership reporting.

Certain Relationships, Related Transactions and Legal Proceedings

 Certain directors and executive officers of AmSouth and AmSouth Bank, and certain associates and members of the immediate families of these individuals, were customers of, and had loan transactions with, AmSouth Bank in the ordinary course of business during 2000. In addition, certain of the foregoing are or have been executive officers or 10 percent or more shareholders in corporations, or members of partnerships, which are customers of AmSouth Bank and which have had loan transactions with AmSouth Bank in the ordinary course of business. In the opinion of the management of AmSouth, all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and corporations and did not involve more than the normal risk of collectibility or present other unfavorable features. Transactions of a similar nature will, in all probability, occur in the future in the ordinary course of business.

 In September 1996, Anchor Glass Container Corporation ("Anchor") filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Chapter 11 Filing"). At the time of the Chapter 11 Filing, Director James R. Malone was President and Chief Executive Officer of Anchor. Upon filing the petition, Anchor sought approval of the Bankruptcy Court for the sale of substantially all of its assets. This sale was approved by the Bankruptcy Court in December 1996 and was consummated on February 5, 1997. Mr. Malone ceased to be an officer of Anchor in February 1997. In January 2000, Bliss Technologies Inc. ("Bliss") filed a petition in the United States Bankruptcy Court in Detroit, Michigan under Chapter 11 of the Bankruptcy Act. Mr. Malone served as Chief Executive Officer of Bliss from 1997 until March 1998 and served as Chairman of the Board of Bliss from March 1998 until February 1999.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

 The following table provides summary information concerning compensation paid by AmSouth and its subsidiaries to its Chief Executive Officer and each of the four other most highly compensated executive officers of AmSouth at December 31, 2000 (hereinafter referred to as the "named executive officers"), for the fiscal years ended December 31, 2000, 1999 and 1998.

                          SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------------
                                   Annual Compensation                  Long Term Compensation
                            --------------------------------- -------------------------------------------
                                                                        Awards                Payouts
                                                              --------------------------- ---------------
                                                    Other                      Securities
                                                    Annual       Restricted    Underlying
Name and                                         Compensation      Stock        Options        LTIP          All Other
Principal Position     Year Salary($)  Bonus($)    ($)(/1/)   Award(s)($)(/2/)    (#)     Payouts($)(/3/) Compensation($)
------------------     ---- --------- ---------- ------------ ---------------- ---------- --------------- ---------------
C. Dowd Ritter         2000 $900,000  $  810,000  $2,696,166     $        0     884,265     $6,239,399       $100,037(4)
 Chairman, President & 1999 $789,167  $1,183,750  $  155,521     $2,468,750     400,000     $        0       $ 93,387
 Chief Executive       1998 $700,000  $1,092,000  $  174,205     $        0           0     $        0       $ 83,825
 Officer, AmSouth &
 AmSouth Bank

Sloan D. Gibson        2000 $410,000  $  272,650  $   31,749     $        0     254,658     $1,663,906       $ 27,442(4)
 Vice Chairman, Chief  1999 $362,500  $  562,500  $   49,346     $        0     150,000     $        0       $236,993
 Financial Officer &   1998 $320,000  $  294,400  $   42,907     $        0           0     $        0       $ 19,200
 Finance and Credit
 Group Head

E. W. Stephenson, Jr.  2000 $370,000  $  228,660  $   53,255     $        0     140,718     $1,663,906       $ 27,010(4)
 Senior Executive Vice 1999 $346,250  $  346,250  $   56,620     $        0     100,000     $        0       $ 42,667
 President & Florida   1998 $320,000  $  291,200  $  117,160     $        0           0     $        0       $ 58,174
 and Mississippi
 Banking Group Head

W. Charles Mayer, III  2000 $325,000  $  200,850  $   44,334     $        0     140,718     $1,663,906       $ 24,700(4)
 Senior Executive Vice 1999 $305,208  $  286,896  $   44,253     $        0     100,000     $        0       $ 23,213
 President &           1998 $280,000  $  249,200  $   50,506     $        0           0     $        0       $ 22,000
 Alabama/South
 Louisiana and
 Commercial Banking
 Group Head

Candice W. Bagby       2000 $290,000  $  165,300  $   41,469     $        0      99,730     $1,663,906       $ 17,400(4)
 Senior Executive Vice 1999 $278,125  $  500,312  $   30,131     $        0      75,000     $        0       $ 16,688
 President & Consumer  1998 $260,000  $  231,400  $   51,172     $        0           0     $        0       $ 15,600
 Banking Group Head
-------------------------------------------------------------------------------------------------------------------------

 (1) These amounts include tax gross-ups and perquisites such as club dues, auto allowances, supplemental long term disability insurance and financial planning assistance. In the case of Mr. Ritter, this includes an excise tax gross-up in the amount of $2,543,543 related to the LTIP Payout shown in the Summary Compensation Table.
 (2) Amount is based on market value on date of grant. Dividends are paid on all restricted shares. The following table provides information about restricted shares unreleased as of December 31, 2000.

                                                                                Value Based on
                               Aggregate  # of                                  Year End Stock
                              Restricted Shares                                    Price of
  Name                              Held                                            $15.25
  ----                        -----------------                                 --------------
  Ritter                           100,000                                        $1,525,000
  Gibson                                 0                                        $        0
  Stephenson                             0                                        $        0
  Mayer                                  0                                        $        0
  Bagby                                  0                                        $        0

  None of the restricted stock awards listed in the Summary Compensation
  Table or in the Footnote Table above had an original vesting schedule of less than three years, although vesting is accelerated upon change in control of AmSouth.
 (3) All of the payments made in 2000 were made pursuant to a special performance-based plan adopted in late 1996. The plan set aggressive goals for the three-year period beginning January 1, 1997 through December 31, 1999. Those goals were exceeded and shareholders realized commensurate returns during that period. During the three-year period covered by the plan (1997-1999), participants in the plan, who included the named executive officers, did not receive regular, annual stock-based grants. See the discussion at page 20 in the report of the Executive Compensation Committee.
 (4) These amounts reflect Company Matching contributions to the AmSouth Thrift Plan and Supplemental Thrift Plan and payouts related to the former Profit Sharing Plan as shown below.

                                   Company                                          Prior Profit
  Name                           Match Thrift                                       Sharing Plan
  ----                           ------------                                       ------------
  Ritter                           $54,000                                             $7,670
  Gibson                           $24,600                                             $    0
  Stephenson                       $22,200                                             $4,810
  Mayer                            $19,500                                             $5,200
  Bagby                            $17,400                                             $    0

  In the case of Mr. Ritter, the amount shown in the Summary Compensation Table also includes the company's share of the annual premium paid in the amount of $38,367 for the split dollar life insurance under which he is covered. The amount shown in the Summary Compensation Table includes a relocation payment in the amount of $2,842 for Mr. Gibson.

Stock Options

 The following table contains information regarding the grant of stock options to the named executive officers during 2000. The table sets forth the number of stock options granted at fair market value during 2000. As required by applicable SEC regulations, the table further sets forth the potential realizable value of such stock options in the year 2010 (the expiration date of the stock options) at arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the stock options. As the table indicates, the annualized stock price appreciation of 5% and 10% will result in stock prices in the year 2010 of approximately $26.16 and $41.66, respectively. The amounts shown in the table as potential realizable values for all shareholders' stock (approximately $4.1 billion and $9.9 billion), represent the corresponding increases in the market value of 373,806,944 shares of the common stock outstanding as of December 31, 2000. No gain to the named executives is possible without an increase in stock price, which would benefit all shareholders proportionately. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurances that the potential realizable values shown in this table will be achieved.

 As described below under Executive Compensation Committee Report on Executive Compensation, the named executives received a type of performance-based options called "truncating stock options". These options carry greater risk than traditional options and as a result a larger number of options were granted than would have been the case for traditional options. Senior management, including the named executive officers, did not receive regular, annual option grants during the period 1997-1999.

                      OPTION GRANTS IN LAST FISCAL YEAR*

                                                                              Potential Realizable Value
                             Individual Grants                                  At Assumed Annual Rates
----------------------------------------------------------------------------  Of Stock Price Appreciation
                         Number of   Percent of                                    For Option Term**
                         Securities Total Options Exercise                   -----------------------------
                         Underlying  Granted to   or Base                    If stock price If stock price
                          Options   Employees in   Price                      at $26.16 in   at $41.66 in
          Name           Granted(#)  Fiscal Year   ($/sh)   Expiration Date    2010 5%($)    2010 10%($)
------------------------ ---------- ------------- -------- ----------------- -------------- --------------
All Shareholders' Stock
 Appreciation...........       NA         NA            NA                NA $4,079,766,368 $9,872,989,005
C. Dowd Ritter..........  884,265       11.8%     $16.0625 February 11, 2010 $    8,932,491 $   22,636,742
Sloan D. Gibson.........  254,658        3.4%     $16.0625 February 11, 2010 $    2,572,453 $    6,519,117
E. W. Stephenson, Jr....  140,718        1.9%     $16.0625 February 11, 2010 $    1,421,477 $    3,602,310
W. Charles Mayer, III...  140,718        1.9%     $16.0625 February 11, 2010 $    1,421,477 $    3,602,310
Candice W. Bagby........   99,730        1.3%     $16.0625 February 11, 2010 $    1,007,433 $    2,553,038

-------
* These stock options vest at the end of three years from the date of grant and the period of time that will be available to exercise depends on AmSouth's performance against its long-term goals. However, vesting accelerates upon death, disability, retirement or a change in control of AmSouth. The exercise price is equal to the closing price of AmSouth common stock on the New York Stock Exchange on the date of grant.
** Because of a one-time charge to earnings taken by AmSouth in the third quarter of 2000, one-half of these options will almost certainly expire under the terms of the option grants in March 2003. As a result, it is unlikely that these options will have the potential realizable value shown in the table, which assumes a full 10-year exercise period. However, SEC regulations require that the potential realizable value be calculated over the full exercise period for the options, no matter how unlikely it may be that such period will actually be available.

Option Exercises and Holdings

 The following table provides information concerning the exercise of stock options during 2000 by the named executive officers and the unexercised stock options held by them at December 31, 2000.

                      AGGREGATED OPTION EXERCISES IN LAST
                     FISCAL YEAR AND FY-END OPTION VALUES

                                                           Number of Securities       Value of Unexercised
                                                          Underlying Unexercised          In-the-Money
                                                           Options at FY-End(#)       Options at FY-End($)
                         Shares Acquired Value Realized* ------------------------- --------------------------
          Name           on Exercise (#)       ($)       Exercisable/Unexercisable Exercisable/Unexercisable*
------------------------ --------------- --------------- ------------------------- --------------------------
C. Dowd Ritter..........     59,440         $382,601       236,112 / 1,284,265          $1,196,268 / $0
Sloan D. Gibson.........          0         $      0       142,806 /    354,658         $  512,657 / $0
E. W. Stephenson, Jr....          0         $      0        99,545 /    207,385         $  339,407 / $0
W. Charles Mayer, III...     30,303         $251,353        81,534 /    207,385         $  224,528 / $0
Candice W. Bagby........     16,799         $114,207        62,280 /    149,730         $  152,804 / $0

-------
* Market value of underlying securities at exercise or year-end, as applicable, minus the exercise price.

Retirement Plan

 The following table shows the estimated annual benefits payable at normal retirement age (age 65) under AmSouth's qualified defined benefit Retirement Plan, as well as under a nonqualified Supplemental Retirement Plan. This supplemental plan provides benefits that would otherwise be denied participants under the qualified Retirement Plan because of Internal Revenue Code limitations on qualified plan benefits, as well as additional benefits that serve to strengthen the competitiveness of AmSouth's overall executive compensation program. Participants vest in the plans after five years of service.

                              PENSION PLAN TABLE

                                                 Years of Service
                                  ----------------------------------------------
Average Annual
Covered Compensation                 10       15       20       25        30
--------------------              -------- -------- -------- -------- ----------
$  200,000....................... $ 33,134 $ 49,702 $ 66,269 $ 83,363 $  100,808
   300,000.......................   51,134   76,702  102,269  128,363    154,808
   400,000.......................   69,134  103,702  138,269  173,363    208,808
   500,000.......................   87,134  130,702  174,269  218,363    262,808
   600,000.......................  105,134  157,702  210,269  263,363    316,808
   700,000.......................  123,134  184,702  246,269  308,363    370,808
   800,000.......................  141,134  211,702  282,269  353,363    424,808
   900,000.......................  159,134  238,702  318,269  398,363    478,808
 1,000,000.......................  177,134  265,702  354,269  443,363    532,808
 1,100,000.......................  195,134  292,702  390,269  488,363    586,808
 1,200,000.......................  213,134  319,702  426,269  533,363    640,808
 1,300,000.......................  231,134  346,702  462,269  578,363    694,808
 1,400,000.......................  249,134  373,702  498,269  623,363    748,808
 1,500,000.......................  267,134  400,702  534,269  668,363    802,808
 1,600,000.......................  285,134  427,702  570,269  713,363    856,808
 1,700,000.......................  303,134  454,702  606,269  758,363    910,808
 1,800,000.......................  321,134  481,702  642,269  803,363    964,808
 1,900,000.......................  339,134  508,702  678,269  848,363  1,018,808
 2,000,000.......................  357,134  535,702  714,269  893,363  1,072,808
 2,100,000.......................  375,134  562,702  750,269  938,363  1,126,808

 Pursuant to Mr. Ritter's Employment Agreement with AmSouth, if he remains chief executive officer until he is 55, he will receive a total retirement benefit ranging from 42 percent to 60 percent of his "Final Average Pay" (as defined), depending on the age at which he retires. The benefits shown in the table above are not subject to any deduction for Social Security benefits or other offset amounts. The compensation covered by the plans covering the named executive officers is the base salary plus bonus earned for the year by the executive. The amount of the retirement benefit is determined by the length of the retiree's credited service under the plans and the annual average covered compensation, which is the base salary plus bonus for the retiree for the highest five consecutive calendar years of earnings out of the last ten years worked. The full years of credited service under the plans for the named executive officers are as follows: Ms. Bagby: 6 years; Mr. Gibson: 8 years; Mr. Mayer: 22 years; Mr. Ritter: 28 years; and Mr. Stephenson: 25 years. For purposes of calculating the benefit provided under the plans, credited service in excess of 30 years is disregarded. Benefits shown are computed as a straight life annuity beginning at age 65.

Compensation of Directors

Fees

 Non-employee directors of AmSouth are paid a fee of $6,000 per calendar quarter ($7,250 for Committee Chairmen) during which the director has served. In addition, each such director is paid a fee of $1,500 for each meeting of the Board and $1,000 for each committee meeting in which the director participates. Individual directors may, at their option, elect to defer the receipt of directors' fees, and the deferred amounts are deemed invested in AmSouth common stock. All of the directors of AmSouth have elected to defer receipt of some or all of the retainer and meeting fees they are paid for service on the Board of Directors and to invest these fees in Deferred Stock of AmSouth.

 Dennis C. Bottorff served as Chairman of the Board of Directors of AmSouth from October 1999 through January 1, 2001 pursuant to an employment agreement with AmSouth. Under the agreement Mr. Bottorff was paid, for the period October 1, 1999 through January 1, 2001, the end of his employment agreement period, a salary and bonus equal to that of the Chief Executive Officer of AmSouth (subject to a minimum payment amount). During 2000, Thomas E. Hoaglin served as Vice Chairman of the Board of Directors and was paid salary and other compensation totaling $686,300. Pursuant to an agreement entered into at the time of Mr. Hoaglin's employment, at the time of his departure he was also paid an amount equal to his annual salary ($600,000) plus his base bonus opportunity amount under the short-term incentive plan ($510,000).

Director Stock Purchase Program

 Under AmSouth's Director Stock Purchase Program, directors who own less than 5,000 shares of AmSouth stock and are not within three years of scheduled retirement from the Board are required to use at least one quarterly retainer each 15 months to purchase AmSouth stock. This requirement may also be fulfilled by the deferral of fees that are invested in Deferred Stock as described in "Fees" above.

Stock Option Plan for Outside Directors

 Each non-employee director of AmSouth is eligible to be granted stock options under the Stock Option Plan for Outside Directors. The Plan provides that options will have an exercise price equal to the fair market value of AmSouth common stock on the date the options are granted. During 2000, each non-employee director was granted options to purchase 7,100 shares of AmSouth common stock, all of which vest in three years. The period of time during which these options may be exercised after vesting will depend on AmSouth's performance against its long-term goals. These options are the same type of "truncated" stock options that were granted to management in 2000. If goals are not met, the exercise period will be shortened and the options may expire before there is little, if any, increase in the stock price.

Director Restricted Stock Plan

 Each non-employee director of AmSouth was a participant in the five-year Director Restricted Stock Plan which was adopted in April 1995 and which expired April 1, 2000. All previously unvested shares of restricted stock vested in April 2000. At the time the restricted stock vested, the director was entitled to receive a cash tax-offset "supplemental payment" in an amount equal to the amount necessary to pay the federal and state income tax payable with respect to both the vesting of the restricted stock and receipt of the supplemental payment, assuming the director is taxed at the maximum effective tax rate.

Employment Contract and Change-in-Control Agreements

 In 1999, AmSouth entered into an employment agreement (the "Agreement") with Mr. Ritter. The Agreement had an initial term of five years, but contains automatic renewal provisions such that the remaining term of the Agreement at any given time will be five years. The Agreement provides that Mr. Ritter will be paid the following compensation: an annual base salary not less than $900,000; the opportunity to earn an annual bonus under AmSouth's Executive Incentive Plan; a one-time grant of restricted stock and stock options for AmSouth common stock, both of which grants vest in three equal annual installments beginning on the third anniversary of the date of grant; a specified total retirement benefit; AmSouth's normal employee benefits commensurate with his position; reimbursement of reasonable expenses incurred in accordance with AmSouth's policies; and supplemental life insurance coverage.

 If Mr. Ritter's employment is terminated by AmSouth for reasons other than for "Cause" or "Disability", or if he terminates his employment for "Good Reason" (all as defined in the Agreement): (A) he is entitled to be paid a lump sum in cash equal to the sum of: (i) unpaid base salary through date of termination, a prorated annual bonus, any previously deferred compensation and accrued vacation pay (the "Accrued Obligations"); (ii) three times annual compensation; (iii) a total retirement benefit as calculated under the Agreement ("Retirement Benefit"); and (iv) accrued benefits under AmSouth's Supplemental Thrift Plan; (B) all unvested stock awards will vest; and (C) he will be paid any amounts due under other AmSouth employee benefit plans and certain other benefits. If employment is terminated due to death or Disability, (A) he or his estate will be paid the Accrued Obligations and such other benefits as would be paid to senior executives in such cases, and (B) all unvested restricted stock and stock options will vest. If Mr. Ritter's employment is terminated for Cause or if he terminates it without Good Reason, he will be paid his base salary through date of termination, the Retirement Benefit, and any amounts due under other AmSouth employee benefit plans. AmSouth will also reimburse Mr. Ritter for certain excise taxes that he may be obligated to pay as a result of receiving payments under the Agreement.

 AmSouth has also entered into change-in-control agreements with each of the named executive officers other than Mr. Ritter. These agreements are structured such that they have an employment period of two years that begins on the date (the "Effective Date") that a "change of control" (as defined in the agreement) occurs. During the employment period the executive will be paid the following compensation: an annual base salary at least equal to twelve times the highest monthly base salary payable prior to the Effective Date; an annual bonus at least equal to the highest annual bonus paid for the three years prior to the Effective Date; the ability to participate in AmSouth's normal employee benefit plans at an appropriate level; reimbursement for expenses in accordance with AmSouth policy; and fringe benefits consistent with those previously afforded the executive.

 If, during the two-year period following the change in control, the company terminates the executive's employment other than for "Cause" or "Disability", or the executive terminates his or her employment for "Good Reason" (all as defined in the agreement), the executive will be paid a lump sum payment equal to the sum of the following: (A) unpaid base salary through the date of termination, a prorated annual bonus amount, any previously deferred compensation and accrued vacation pay (the "Accrued Obligations"); (B) three times annual compensation; (C) the actuarial present value of accrued benefits under AmSouth's Supplemental Retirement Plan; and (D) aggregate benefits accrued under AmSouth's Supplemental Thrift Plan. The executive will also be reimbursed for certain excise taxes that may be due in connection with payments made under the agreement.

 In the event of termination of employment during the employment period due to death or Disability, the executive or the executive's estate will be paid the Accrued Obligations and such other benefits as would be paid to peer executives in such cases. If the executive's employment is terminated during the employment period (i) for Cause, the executive will be paid unpaid base salary through termination, deferred compensation and certain other benefits due under company plans, or (ii) because of voluntary termination by the executive without Good Reason, the executive will be paid the Accrued Obligations and other benefits due under company plans.

Compensation Committee Interlocks and
Insider Participation

 The following directors currently serve as members of the Executive Compensation Committee of AmSouth's Board of Directors:

  J. Harold Chandler (Chairman)
  Rodney C. Gilbert
  Elmer B. Harris
  Martha R. Ingram
  James R. Malone
  Claude B. Nielsen

 C. Dowd Ritter, Chairman, President and Chief Executive Officer of AmSouth, serves as a director of Alabama Power Company, and Elmer B. Harris, President and Chief Executive Officer of Alabama Power Company, serves as a member of the Executive Compensation Committee of AmSouth.

Executive Compensation Committee Report on Executive Compensation

Introduction

 The Executive Compensation Committee (the "Committee") of AmSouth's Board of Directors has six non-employee directors. The Committee is charged with the administration of AmSouth's compensation plans for senior management. In discharging this responsibility, the Committee uses the services of compensation consultants. Unless otherwise noted, the following comments are applicable to executive officers of AmSouth (the members of the corporate Management Committee at year-end 2000), including the Chief Executive Officer and the named executive officers named in the Summary Compensation Table for 2000 on page 14.

Executive Compensation Program Purpose

 The purpose of AmSouth's executive compensation program is to attract, reward, retain and motivate the strong leadership necessary to achieve, over time, superior financial performance. There are three components to the program:

 . Base salary compensates the executive for performing his or her basic duties.

 . Short-term incentives, usually cash based, reward favorable short-term performance.

 . Long-term incentives, usually stock based, reward long-term performance and motivate long-term thinking.

 AmSouth provides total compensation opportunities for executive officers based on AmSouth's performance results achieved compared to short and long-term goals and AmSouth's performance ranking among a group of Peer Banks, as defined below, taking into consideration the compensation practices of these Peer Banks. The Corporation's stock-based compensation plans are designed to align the interests of AmSouth executives with the Corporation's shareholders.

 The Peer Bank group utilized by AmSouth includes U.S. bank holding companies with total assets ranging from $20 billion to $100 billion for which compensation data is available. The Committee believes this group's composition and overall size make it the most valid comparison group for AmSouth, both for purposes of establishing competitive levels of compensation and comparing relative performance. For purposes of the stock performance graph comparison contained in this Proxy Statement, AmSouth has compared itself to the performance of the S&P Regional Bank Index because it is a conveniently referenced, published index. AmSouth believes, however, that a more select peer group is appropriate for purposes of establishing executive compensation. The Peer Bank group is reviewed periodically by the Committee.

Base Salary

 AmSouth's salary ranges are set so the midpoints of these ranges are at the average of the Peer Banks, as those banks are represented in various salary surveys to which AmSouth has access. Annual base salary increases, if any, are determined based on:

 . projected base salary increases in the banking industry in general; and

 . the individual's experience, tenure, and individual performance each year.

 Base salary adjustments for all executive officers are approved by the Committee and, with respect to the named executive officers, the base salaries earned are reflected in the Summary Compensation Table.

Short-Term Incentive Program

 AmSouth's short-term incentive plan calls for the establishment of annual goals for the overall Corporation and each business unit. Corporate performance is determined by the Committee's evaluation of the year's results against the annual goals approved by the Committee. Goals for objective performance measurement purposes under the plan may include one or more of the following:

  Earnings per Share
  Return on Average Assets
  Return on Average Equity
  Credit Quality Measures
  Efficiency Ratio
  Loan Growth
  Deposit Growth
  Non-Interest Revenue Growth

 The organizational focus and weighting for the purpose of goal setting and evaluation varies depending on the participant's level of responsibility. Payments for Officer/Directors (during 2000 only Mr. Ritter) are based solely on the Corporation's performance against goals. Payments to other executive officers are based on AmSouth's performance and their respective unit's performance against goals.

 Each participant has a "base bonus opportunity," expressed as a percentage of base pay. The base bonus opportunities are established by taking the average comparable practices of the Peer Banks as represented in available surveys, and are targeted at the median level of competitiveness. Under the plan, these targeted payment percentages differ depending on positions held. For the 2000 performance year, the percentages ranged from 50% up to 100% of base pay.

 The actual percentage payment under the short-term plan can range from 0% to 200% of the base bonus opportunity based on a rating from 0.0 to 2.0, and is determined by an evaluation of performance results against goals. The Committee may exercise downward discretion from these amounts. All payments to executive officers in 2000 were below the base bonus opportunity. Payouts under the plan will be made in cash, but a participant can defer his or her payout by making a written election to do so prior to the plan year in accordance with the AmSouth Bancorporation Deferred Compensation Plan. Amounts deferred are deemed invested in AmSouth common stock and the deferred payments are made in AmSouth common stock.

 The plan has been approved by the shareholders, and, therefore, all amounts paid under this plan will qualify as performance-based compensation under
Section 162(m) of the Internal Revenue Code (the "Code") and will be tax deductible to AmSouth. For all plans that qualify, it is the Committee's intent to maximize the benefits of such tax treatment while retaining the discretion to compensate management in a manner commensurate with performance and the competitive market for executive talent. The Committee has the ability to make supplemental bonus awards outside the plan.

Long-Term Incentive Program

1997 Performance Incentive Plan ("PI Plan")

 This Committee's Report in last year's Proxy Statement contained a detailed description of the incentives awarded under the PI Plan to the nine executive officers who were members of the Corporation's Management Committee during the incentive period. These awards were made as a result of the Corporation's achievement of aggressive goals for Earnings per Share and Return on Average Equity for a multi-year period beginning in 1997. Payments to the participants were made in 2000 as a result of the achievement of these multi-year goals and are reflected in the Summary Compensation Table. The PI Plan was approved by shareholders in 1997, and, as a result, payments thereunder qualify as performance based incentives under Section 162(m) of the Code. Regular annual stock-based awards were not made to the participants in the PI Plan during the three-year incentive period.

Stock Performance Incentives under Long-Term Incentive Plans

 In 2000, AmSouth granted stock options for two primary reasons:

 . to align executive officers' pay with the shareholders' interests, since no rewards are realized unless the stock value increases; and

 . to remain competitive with the Peer Banks, which offer stock options as the most prevalent type of long-term incentive.

 The stock options awarded in 2000 were a form of options called "truncating stock options", which cause the period during which the options can be exercised to vary based on the Corporation's performance. The term of exercise will depend on AmSouth's performance against specified long-term goals and the exercise period will be "truncated" to the extent goals are not met. In such an event, the options may expire when there has not been much, if any, appreciation in the stock price and, therefore, involve greater performance risk to plan participants. The sizes of the grants were determined by analyzing AmSouth's performance against the Peer Banks and determining grant levels that were competitive as compared to that group. The increased performance risk associated with these options was also considered in determining the size of the grant. These options were issued at 100% of the fair market value of AmSouth common stock on the date of the grant and will become exercisable three years after date of grant. Vesting may accelerate upon the occurrence of certain events. To the extent possible under the Code, such options were granted as "incentive stock options" under Section 422(a) thereof. Since shareholders approved the plans, grants thereunder qualify as performance-based incentives under Section 162(m) of the Code. Because of a one-time charge to earnings taken by AmSouth in the third quarter of 2000, one-half of these options will almost certainly expire under the terms of the option grants in March 2003.

 No grants of restricted stock were made to executive officers during 2000 except for newly hired individuals.

Chief Executive Officer Compensation

 The components of Mr. Ritter's compensation were established by his employment agreement. His base salary for 2000 was set by the terms of his employment agreement. His short-term incentive payment, PI Plan payment and stock option award were determined under the criteria previously described. The amounts of these payments and awards are reflected in the Summary Compensation Table and the stock option grant table. Mr. Ritter did not receive a grant of restricted stock in 2000.

Conclusion

 The Committee believes that under the AmSouth Executive Compensation Program, executive officers' compensation generally has been commensurate with AmSouth's financial performance and total value received by its shareholders. The Committee reviews the program on an ongoing basis and will make modifications as needed to continue to meet AmSouth's business and compensation objectives with the ultimate goal of maximizing long-term shareholder value.

 Submitted by the Executive Compensation Committee of the AmSouth
Bancorporation Board of Directors:

  J. Harold Chandler (Chairman)
  Rodney C. Gilbert
  Elmer B. Harris
  Martha R. Ingram
  James R. Malone
  Claude B. Nielsen

Performance Graph

 Set forth below is a graph comparing the yearly percentage change in the cumulative total return of AmSouth's common stock against the cumulative total return of the S&P 500 Index and the S&P Regional Bank Index for the last five years. It assumes that the value of the investment in AmSouth common stock and in each index was $100.00 and that all dividends were reinvested.




                               [GRAPH GOES HERE]
                           AmSouth Stock Performance
                   5 Year Cumulative Total Return Comparison
               AmSouth, S&P 500 Index and S&P Regional Bank Index

      Assumes $100 invested on 12/31/95, with reinvestment of dividends.

                    12/31/95 12/31/96 12/31/97 12/31/98 12/31/99  12/31/00
                    -------- -------- -------- -------- --------  --------
AmSouth               $100     $125     $216     $278     $182      $152
S&P 500               $100     $123     $164     $211     $255      $232
S&P Regional Bank     $100     $137     $205     $227     $195      $248

 The information provided under the headings "Audit Committee Report", "Executive Compensation Committee Report on Executive Compensation" and "Performance Graph" above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, or subject to Regulation 14A or 14C, other than as provided in applicable statutes and rules, or to liabilities of Section 18 of the Securities Exchange Act of 1934 and, unless specific reference is made therein to such headings, shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

AMENDMENT TO THE 1996 LONG TERM
INCENTIVE COMPENSATION PLAN
(Proposal 2 on Proxy Card)

General

 The Board of Directors has adopted and recommends that the shareholders approve an amendment to Section 4.1 of the 1996 Long Term Incentive Compensation Plan ("LTIP") to authorize an increase of thirty million (30,000,000) shares of AmSouth common stock that may be issued thereunder, thereby providing for an aggregate of thirty-nine million, two hundred eighty-one thousand, two hundred fifty (39,281,250) shares of AmSouth common stock with respect to which options, stock appreciation rights and restricted stock may be granted. The LTIP originally provided for the issuance of 2,750,000 shares. This amount was adjusted, as authorized by the LTIP, to 9,281,250 shares as a result of various stock splits.

 As of March 1, 2001, 4,368,601 shares remain available for grant under the LTIP. Management and the Board believe that it is important for key officers to have a proprietary interest in the long-term financial success of AmSouth and the growth of shareholder value as reflected in its stock price. Management and the Board further believe that the LTIP has been successful in helping to attain this goal, and it is important that it be continued in the future. It should be noted that the current executive officers of AmSouth will benefit by adoption of this amendment because it is anticipated that additional awards may be made to them in the future. However, due to the discretionary nature of the LTIP, the amount that the Executive Compensation Committee ("Committee") may award to a particular individual or group cannot be determined at this time.

 The full text of the applicable section of the LTIP, as proposed to be amended, is as follows:

"Article 4. Shares Subject to the Plan and Maximum Awards

  4.1 Number of Shares Available for Grants. Subject to adjustment as provided by Section 4.3 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be thirty-nine million, two hundred eighty-one thousand, two hundred fifty (39,281,250).

  Notwithstanding the foregoing, the maximum number of Shares of Restricted Stock granted pursuant to Article 8 herein shall be an amount equal to thirty percent (30%) of the total number of Shares reserved for issuance under the Plan.

  Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the maximum aggregate number of Shares that may be granted or that may vest, as applicable, pursuant to any Award granted in any one fiscal year to any single Covered Employee shall be two hundred fifty thousand (250,000)."

Summary Description of the LTIP

 The following summary of the terms of the LTIP is qualified in its entirety by reference to the text of the plan, which is attached as Appendix B.

Administration

 The LTIP is administered by the Executive Compensation Committee of the Board of Directors (the "Committee").

Eligibility

 Key employees of AmSouth and its subsidiaries are eligible to participate in the LTIP. Non-employee Directors of AmSouth are not eligible.

 Because the LTIP provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate and the respective benefits to be accorded to them cannot be determined at this time.

Stock Available for Issuance Through the LTIP

 The LTIP provides for a number of forms of stock-based compensation, as further described below. The number of shares of AmSouth's common stock, par value $1.00 per share, authorized for issuance through the LTIP is described above. The LTIP permits the reuse or reissuance of shares underlying canceled, expired or forfeited awards.

 On March 1, 2001, the closing price for a share of AmSouth's common stock, as reported on the New York Stock Exchange composite tape, was $17.88.

 Stock-based compensation will typically be issued in consideration for the performance of services to AmSouth, and no additional payment need be made at the time of grant. At the time of exercise, the full exercise price for a stock option must be paid in cash or, if the Committee so provides, in shares of common stock.

Description of Awards Under the Plan

 The Committee may award to eligible employees incentive and nonqualified stock options, stock appreciation rights, and restricted stock, which restricted stock may also be granted in lieu of cash awards due under certain other AmSouth plans. As separately described under "Performance Measures", the Committee may also grant awards with a value tied to specific performance goals and, after a specified period, pay the value of those awards.

 The LTIP also provides that, subject to certain limitations, the Chief Executive Officer of AmSouth (the "CEO") may also make awards to eligible employees. The CEO may only make awards to non-Insiders (employees who are neither officers (as defined under Section 16(a) of the Securities Exchange Act of 1934), directors, nor ten percent (10%) beneficial owners of any class of AmSouth's equity securities) and the total number of awards granted by the CEO each year shall be subject to approval by the Committee.

 The forms of awards are described in greater detail below. The CEO will have substantially the same authority to grant awards as the Committee, subject to the limitations described above.

Stock Options

 The Committee will have discretion to award incentive stock options ("ISOs"), which are intended to comply with Section 422 of the Internal Revenue Code, or nonqualified stock options ("NQSOs"), which are not intended to comply with
Section 422 of the Internal Revenue Code. Each option issued under the LTIP must be exercised within a period of ten years from the date of grant, and the exercise price of an option may not be less than the fair market value of the underlying shares of common stock on the date of grant. Subject to the specific terms of the plan, the Committee will have discretion to set such additional limitations on option grants as it deems appropriate.

 Options granted to employees under the LTIP will expire at such times as the Committee determines at the time of grant; provided, however, that no option will be exercisable later than ten years from the date of grant. Options may terminate earlier than their normal expiration date upon termination of employment for various reasons. Upon a change in control, all options will immediately vest 100 percent and remain exercisable throughout their entire term.

 Upon the exercise of an option granted under the LTIP, the option price is payable in full to AmSouth, either: (a) in cash or its equivalent, or (b) if permitted in the award agreement, by tendering AmSouth common shares having a fair market value at the time of exercise equal to the total option price, or
(c) if permitted in the award agreement, a combination of (a) and (b).

Stock Appreciation Rights

 The Committee may grant stock appreciation rights ("SARs") either alone (a "Freestanding SAR"), or in connection with the issuance of stock options (a "Tandem SAR"). Upon the exercise of an SAR, the participant will receive payment from AmSouth in an amount equal to the difference between the fair market value of a share of AmSouth common stock on the date of exercise and the grant price of the SAR. The grant price of a Freestanding SAR will equal the fair market value of a share of common stock on the date of grant of the SAR. The grant price of a Tandem SAR will equal the exercise price on the related option. The Committee has the right to pay the value of an SAR in cash, shares of common stock, or partly in cash and partly in shares of common stock.

 The Committee has complete discretion in determining the number of SARs granted and in determining the conditions pertaining to such SARs. The term of an SAR will be determined by the Committee, in its sole discretion; provided, however, such term shall not exceed ten (10) years.

 A Freestanding SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, specifies. A Tandem SAR may be exercised only during the period in which the related option may be exercised. The exercise of a Tandem SAR will result in cancellation of the related option. No SARs have ever been granted under the LTIP.

Restricted Stock

 The Committee is authorized to award shares of restricted common stock under the LTIP upon such terms and conditions as it shall establish; provided, however, that no more than thirty percent (30%) of the total number of shares reserved for issuance under the plan may be granted as restricted stock. The award agreement will specify the period(s) of restriction, the number of shares of restricted common stock granted, the payment of a stipulated purchase price per share, if any, restrictions based upon achievement of specific performance objectives and/or restrictions under applicable federal or state securities laws. Although recipients will have the right to vote these shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Committee in its sole discretion. The Committee, in its discretion, will determine how dividends on restricted shares are to be paid.

 Each award agreement for restricted stock will set forth the extent to which the participant will have the right to retain unvested restricted stock following termination of the participant's employment with AmSouth. These provisions will be determined in the sole discretion of the Committee, need not be uniform among all shares of restricted stock issued pursuant to the LTIP and may reflect distinctions based on reasons for termination of employment; provided however, that all restricted stock will vest immediately upon death, disability or retirement, subject to any limitations under Section 162(m) of the Code. Except in the case of terminations in connection with a change in control and terminations by reason of death or disability, the vesting of restricted stock which qualifies as performance-based compensation under
Section 162(m) and which is held by "covered employees" under Section 162(m) shall occur at the time it otherwise would have, but for the employment termination.

Performance Measures

 The Committee may grant awards under the LTIP to eligible employees the value of which are based upon the attainment of certain specified performance measures. The number of performance-based awards granted to an employee in any year will be determined by the Committee in its sole discretion.

 The value of each performance-based award will be determined solely upon the achievement of certain preestablished objective performance goals during each performance period (the "Performance Period"). The duration of a Performance Period will be set by the Committee. A new Performance Period may begin every year, or at more frequent or less frequent intervals, as determined by the Committee.

 The Committee will establish, in writing, the objective performance goals applicable to the valuation of performance-based awards granted in each Performance Period, the performance measures which will be used to determine the achievement of those performance goals, and any formulas or methods to be used to determine the value of the performance-based awards.

 The value of performance-based awards may be based on absolute measures or on a comparison of AmSouth's financial measures during a Performance Period to the financial measures of a group of competitors. Financial measures selected by the Committee shall be one or more of the following: net income; return on equity; earnings per share; return on assets; total shareholder return; and return on investment.

 Following the end of a Performance Period, the Committee will determine the value of the performance-based awards granted for the period based on the attainment of the preestablished objective performance goals. The Committee will also have discretion to reduce (but not to increase) the value of a performance-based award.

 The Committee will certify, in writing, that the award is based on the degree of attainment of the preestablished objective performance goals. As soon as practicable thereafter, payment of the awards to employees, if any, will be made.

Adjustments and Amendments

 The LTIP provides for appropriate adjustments in the number of shares of common stock subject to awards and available for future awards in the event of changes in outstanding common stock by reason of a merger, stock split or certain other events. In case of a pending change of control of AmSouth, outstanding options and stock appreciation rights granted under the LTIP will become immediately exercisable and will remain exercisable throughout their entire term, and restriction periods and restrictions imposed on shares of restricted stock shall immediately lapse.

 The LTIP may be modified or amended by the Board of Directors at any time and for any purpose which the Board of Directors deems appropriate. However, no such amendment shall adversely affect any outstanding awards without the affected holder's consent. Shareholder approval of an amendment will be sought if necessary under Internal Revenue Service or SEC regulations, the rules of the New York Stock Exchange or any applicable law.

Duration of the Plan

 The LTIP will remain in effect until all options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the plan, and all Performance Periods for performance-based awards granted thereunder have been completed. However, in no event will an award be granted under the LTIP on or after April 18, 2006.

Federal Income Tax Consequences

Options

 With respect to options which qualify as ISOs, an LTIP participant will not recognize income for federal income tax purposes at the time options are granted or exercised. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the ISO (the "holding periods"), the participant will recognize in the year of disposition: (a) ordinary income, to the extent that the lesser of either (1) the fair market value of the shares on the date of option exercise or (2) the amount realized on disposition, exceeds the option price; and (b) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option price.

 With respect to NQSOs, the participant will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

SARs

 An SAR participant will not realize taxable income on the date of grant nor will AmSouth be entitled to a deduction at that time. A participant who exercises an SAR will recognize ordinary income equal to the fair market value of the shares and any cash received, and AmSouth will be entitled to a corresponding deduction for federal income tax purposes.

Restricted Stock

 A participant holding restricted stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares received at the time of vesting, and AmSouth will be entitled to a corresponding deduction for federal income tax purposes. Dividends paid to the participant on the restricted stock during the restriction period will generally be ordinary income to the participant.

Tax Effect on AmSouth

 In general, AmSouth will receive an income tax deduction at the same time and in the same amount which is taxable to the employee as compensation, except as provided below under "Section 162(m)." To the extent a participant realizes capital gains, as described above, AmSouth will not be entitled to any deduction for federal income tax purposes.

Section 162(m)

 Under Section 162(m) of the Code, compensation paid by AmSouth in excess of $1 million for any taxable year to "covered employees" generally is deductible by AmSouth or its affiliates for federal income tax purposes if it is based on the performance of AmSouth, is paid pursuant to a plan approved by shareholders of AmSouth and meets certain other requirements. Generally, "covered employee" under Section 162(m) means the chief executive officer and the four other highest paid executive officers of AmSouth as of the last day of the taxable year.

 It is presently anticipated that the Committee will at all times consist of "outside directors" as required for purposes of Section 162(m), and that the Committee will take the effect of Section 162(m) into consideration in structuring LTIP awards.

New Plan Benefits

 The benefits that will be received under the LTIP by particular individuals or groups are not determinable at this time. The benefits that were received for the 2000 fiscal year by the named executive officers pursuant to the LTIP are summarized in tables on pages 14 through 15.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1996 LONG TERM INCENTIVE COMPENSATION PLAN.

VOTING PROCEDURES

 Under the Delaware General Corporation Law and AmSouth's Bylaws, the presence in person or by proxy of a majority of the outstanding shares of common stock is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. For these purposes, shares which are present, or represented by a proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or the proxy abstains from voting on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter.

 Once a quorum of the shareholders is established, the following votes are required to approve each item of business at the meeting:

 . Election of Directors: A plurality of the votes cast at the Annual Meeting
   (in person or by proxy) is required to approve the election of directors (Proposal 1).

 . Other Items: A majority of the votes cast at the Annual Meeting (in person or by proxy) is required to approve the other items of business (Proposal 2 and any other business).

 Abstentions and broker non-votes will not have an effect on the outcome of the election of directors or on approval of the amendment to the 1996 Long Term Incentive Compensation Plan.

INDEPENDENT PUBLIC ACCOUNTANTS

General

 The independent public accounting firm selected by the Board of Directors for the calendar year 2001 is Ernst & Young LLP ("E&Y"). Representatives of E&Y are expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Audit Fees

 The aggregate fees of E&Y for professional services rendered for the audit of AmSouth's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in AmSouth's Quarterly Reports on Form 10-Q for that fiscal year were $870,000.

Financial Information Systems Design and Implementation Fees

 For the fiscal year ended December 31, 2000, there were no fees billed by E&Y for professional services rendered for information technology services relating to financial information systems design and implementation.

All Other Fees

 The aggregate fees billed by E&Y for services rendered to AmSouth, other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were $3,988,000, of which $646,500 were audit related fees.

MISCELLANEOUS INFORMATION

Shareholder Proposals

 In order to be included in the proxy materials for AmSouth's 2002 Annual Meeting, shareholder proposals submitted to AmSouth in compliance with SEC Rule 14a-8 (which concerns shareholder proposals that are requested to be included in a company's proxy statement) must be received in written form at AmSouth's executive offices on or before November 12, 2001. Pursuant to SEC Rules 14a-4 and 14a-5 (which concern the exercise of discretionary voting authority when a shareholder commences his or her own proxy solicitation outside of the processes of Rule 14a-8) shareholders are advised that under the advance notice provisions of AmSouth's Bylaws a shareholder proposal will be considered untimely with respect to the 2002 Annual Meeting if received by AmSouth after February 18, 2002. For more information on the advance notice provisions of AmSouth's Bylaws see "Nominations for Directors," below.

Nominations for Directors

 AmSouth's Bylaws require shareholders who wish to submit to the Annual Meeting of Shareholders nominations of persons for election to the Board of Directors to follow certain procedures. The shareholder must give notice in writing of the nomination to the Corporate Secretary of AmSouth, P.O. Box 11007, Birmingham, Alabama 35288, not later than the close of business on the 60th day, nor earlier than the 90th day, prior to the first anniversary of the preceding year's Annual Meeting. However, if the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be delivered not earlier than the close of business on the 90th day prior to such Annual Meeting and not later than the close of business on the later of the 60th day prior to the Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by AmSouth. The shareholder must be a shareholder of record at the time the notice is given. The shareholder's notice must set forth (a) as to each nominee all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (including the nominee's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected) and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of the shareholder, as they appear on AmSouth's books, and of such beneficial owner and (ii) the number and class of shares of AmSouth owned of record and beneficially by such shareholder and such beneficial owner.

Annual Report on Form 10-K

 A copy of AmSouth's Annual Report on Form 10-K for the year ended December 31, 2000 will be furnished without charge to any shareholder who requests such report in writing from Investor Relations, AmSouth Bancorporation, P.O. Box 11007, Birmingham, Alabama 35288.

                                  APPENDIX A

             AUDIT AND COMMUNITY RESPONSIBILITY COMMITTEE CHARTER

Duties and Responsibilities:

  (1) To review with internal auditors and the corporation's independent public accountants, their annual audit plans;

  (2) To select the corporation's independent public accountants, which firm is ultimately accountable to the Committee and the Board, and to evaluate the performance of the firm selected, and, if so determined by the Committee, to discharge such firm;

  (3) To review with the corporation's independent public accountants the cooperation received from management and any other factors affecting their independence in performing their duties and specifically (i) to ensure that the independent public accountants submit a formal written statement delineating all relationships with the company, (ii) to engage in a dialogue with the independent public accountants regarding any disclosed relationships that may impact the objectivity and independence of the independent public accountants and (iii) to recommend as necessary to the Board of Directors any appropriate action it should take in response to the independent public accountants report to satisfy itself of such accountants independence;

  (4) To review the results of the audits of the corporation's consolidated financial statements and any comments submitted by the independent public accountants concerning the corporation's system of internal accounting controls, together with management's actions to correct any deficiencies noted;

  (5) To review the internal auditors' activities, their reports of findings, and matters affecting their independence in the performance of the audit of the corporation's accounts;

  (6) To review at least annually with loan review and corporate compliance personnel their reports of findings, and matters affecting their independence;

  (7) To review the results of examinations by regulatory agencies and the effectiveness of the corrective actions taken by management in response to the examination reports;

  (8) To consider and review on a periodic basis the corporation's policies with respect to its responsibilities to the various communities in which it does business, including review of the corporation's compliance with the Community Reinvestment Act;

  (9) To meet at least annually in private session with officers responsible for monitoring the corporation's risk management practices, including senior management, corporate compliance, internal audit, and loan review, and the corporation's independent public accountants;

  (10) To review all significant litigation involving the corporation and its subsidiaries;

  (11) To review and reassess the adequacy of the committee charter on an annual basis and recommend proposed changes to the Board for approval; and

  (12) To the extent not covered above, to have such other responsibilities and duties as may be required applicable law, rules and regulations.

Membership Requirements:

  The committee shall consist of at least three outside directors. The membership of the committee will comply with the requirements of the Federal Deposit Insurance Corporation Improvement Act, New York Stock Exchange rules, Security and Exchange Commission regulations and any other applicable requirements.

                                  APPENDIX B

            1996 LONG TERM INCENTIVE COMPENSATION PLAN, AS AMENDED


                                                                            PAGE
Article 1. Establishment, Objectives, and Duration.........................  B-1
Article 2. Definitions.....................................................  B-1
Article 3. Administration..................................................  B-4
Article 4. Shares Subject to the Plan and Maximum Awards...................  B-5
Article 5. Eligibility and Participation...................................  B-5
Article 6. Stock Options...................................................  B-5
Article 7. Stock Appreciation Rights.......................................  B-7
Article 8. Restricted Stock................................................  B-7
Article 9. Performance Measures............................................  B-8
Article 10. Beneficiary Designation........................................  B-9
Article 11. Deferrals......................................................  B-9
Article 12. Rights of Employees............................................  B-9
Article 13. Change in Control..............................................  B-9
Article 14. Amendment, Modification, and Termination....................... B-10
Article 15. Withholding.................................................... B-10
Article 16. Indemnification................................................ B-11
Article 17. Successors..................................................... B-11
Article 18. Legal Construction............................................. B-11

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

  1.1. ESTABLISHMENT OF THE PLAN. AmSouth Bancorporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "AmSouth Bancorporation 1996 Long Term Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, and Restricted Stock. Subject to approval by the Company's stockholders, the Plan shall become effective as of April 18, 1996 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

  1.2. OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's objectives and which link the interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

  1.3. DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after April 18, 2006.

ARTICLE 2. DEFINITIONS

  Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

  2.1. "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, or Restricted Stock.

  2.2. "AWARD AGREEMENT" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

  2.3. "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

  2.4. "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

  2.5. "CAUSE" shall be determined by the Committee, in exercise of good faith and reasonable judgment, and shall mean the occurrence of any one or more of the following:

  (i) The willful and continued failure by the Participant to substantially perform his duties (other than any such failure resulting from the Participant's Disability), after a written demand for substantial performance is delivered by the Committee to the Participant that specifically identifies the manner in which the Committee believes that the Participant has not substantially performed his duties, and the Participant has failed to remedy the situation within thirty (30) calendar days of receiving such notice; or

  (ii) The Participant's conviction for committing an act of fraud, embezzlement, theft, or another act constituting a felony; or

  (iii) The willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company, as determined by the Committee. However, no act or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

  2.6. "CHANGE IN CONTROL" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

  (a) Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

  (b) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute at least sixty percent (60%) thereof; or

  (c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least sixty percent (60%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization. However, in no event shall a Change in Control be deemed to have occurred, with respect to the Participant, if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. The Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee Directors who were Directors prior to the transaction, and who continue as Directors following the transaction).

  2.7. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

  2.8. "COMMITTEE" means the Executive Compensation and Benefits Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

  2.9. "COMPANY" means AmSouth Bancorporation, and also means any corporation of which a majority of the voting capital stock is owned directly or indirectly by AmSouth Bancorporation or by any of its Subsidiaries, and any other corporation designated by the Committee as being a Company hereunder (but only during the period of such ownership or designation).

  2.10. "COVERED EMPLOYEE" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

  2.11. "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

  2.12. "DISABILITY" as applied to a Participant, means that the Participant
(i) has established to the satisfaction of the Committee that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 22(e) (3) of the Code), and (ii) has satisfied any requirement imposed by the Committee in regard to evidence of such disability.

  2.13. "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.1 hereof.

  2.14. "EMPLOYEE" means any key officer or employee of the Company. Directors who are not employed by the Company shall not be considered Employees under this Plan.

  2.15. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  2.16. "FAIR MARKET VALUE" shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

  2.17. "FREESTANDING SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

  2.18. "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

  2.19. "INSIDER" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

  2.20. "NONEMPLOYEE DIRECTOR" means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company.

  2.21. "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

  2.22. "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

  2.23. "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

  2.24. "PARTICIPANT" means an Employee who has outstanding an Award granted under the Plan. The term "Participant" shall not include Nonemployee Directors.

  2.25. "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

  2.26. "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares of Restricted Stock are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

  2.27. "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

  2.28. "RESTRICTED STOCK" means an Award granted to a Participant pursuant to
Article 8 herein.

  2.29. "RETIREMENT" as applied to a Participant, means the Participant's termination of employment in a manner which qualifies the Participant to receive immediately payable retirement benefits under the AmSouth Bancorporation Retirement Plan, under the successor or replacement of such Retirement Plan if it is then no longer in effect, or under any other retirement plan maintained or adopted by the Company which is determined by the Committee to be the functional equivalent of such Retirement Plan.

  2.30. "SHARES" means common stock of AmSouth Bancorporation, par value $1.00 per share.

  2.31. "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

  2.32. "SUBSIDIARY" means any corporation, partnership, joint venture or other entity in which the Company has a majority voting interest.

  2.33. "TANDEM SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3. ADMINISTRATION

  3.1. THE COMMITTEE. The Plan shall be administered by the Committee of the Board, or by any other Committee appointed by the Board, which Committee shall satisfy the "disinterested administration" rules of Rule 16b-3 under the Exchange Act, or any successor provision. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

  3.2. AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, including Section 3.4, the Committee shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Employees; establish, amend, or waive rules and regulations for the Plan's administration as they apply to Employees; and (subject to the provisions of Article 14 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, as the Plan applies to Employees. As permitted by law, the Committee may delegate its authority as identified herein.

  3.3. DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

  3.4. GRANTS TO NON-INSIDERS BY CHIEF EXECUTIVE OFFICER. To the extent permissible under governing rules and regulations, and, in particular, Section 141(c) of the General Corporation Law of Delaware, the Chief Executive Officer of the Company shall have the authority to make and administer grants of Awards under this Plan to non-Insiders upon such terms and conditions as the Chief Executive Officer shall determine; provided, however, that the total number of Awards granted by the Chief Executive Officer each year shall be subject to approval by the Committee.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

  4.1. NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be thirty-nine million, two hundred eighty-one thousand, two hundred fifty (39,281,250). Notwithstanding the foregoing, the maximum number of Shares of Restricted Stock granted pursuant to Article 8 herein shall be an amount equal to thirty percent (30%) of the total number of Shares reserved for issuance under the Plan. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the maximum aggregate number of Shares that may be granted or that may vest, as applicable, pursuant to any Award granted in any one fiscal year to any single Covered Employee shall be two hundred fifty thousand (250,000).

  4.2. LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem
SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

  4.3. ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code
Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

  5.1. ELIGIBILITY. Persons eligible to participate in this Plan include all Employees of the Company, including Employees who are members of the Board.

  5.2. ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

  6.1. GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

  6.2. AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code
Section 422.

  6.3. OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

  6.4. DURATION OF OPTIONS. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

  6.5. DIVIDEND EQUIVALENTS. The Committee may grant dividend equivalents in connection with Options granted under this Plan. Such dividend equivalents may be payable in cash or in Shares, upon such terms as the Committee, in its sole discretion, deems appropriate.

  6.6. EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

  6.7. PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) if permitted in the governing Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (c) if permitted in the governing Award Agreement, by a combination of (a) and (b). The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

  6.8. RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

  6.9. TERMINATION OF EMPLOYMENT. Each Option, to the extent it has not been previously exercised, shall terminate upon the earliest to occur of: (i) the expiration of the Option period set forth in the Option Award Agreement; (ii) for ISOs, the expiration of three (3) months following the Participant's Retirement (following the Participant's Retirement, NQSOs shall terminate upon the expiration of the Option period set forth in the Option Award Agreement);
(iii) the expiration of twelve (12) months following the Participant's death or Disability; (iv) immediately upon termination for Cause; or (v) the expiration of thirty (30) days following the Participant's termination of employment for any reason other than Cause, Change in Control, death, Disability, or Retirement. Upon a termination of employment related to a Change in Control, Options shall be treated in the manner set forth in Article 13.

  6.10. NONTRANSFERABILITY OF OPTIONS.

  (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

  (b) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7. STOCK APPRECIATION RIGHTS

  7.1. GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

  7.2. EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

  7.3. EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

  7.4. SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

  7.5. TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

  7.6. PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by (b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

  7.7. RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 of the Exchange Act (or any successor rule).

  7.8. TERMINATION OF EMPLOYMENT. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

  7.9. NONTRANSFERABILITY OF SARS. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 8. RESTRICTED STOCK

  8.1. GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine. Without limiting the generality of the foregoing, Restricted Shares may be granted in connection with payouts under other compensation programs of the Company.

  8.2. RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

  8.3. TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

  8.4. OTHER RESTRICTIONS. Subject to Article 9 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws. At the discretion of the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

  8.5. VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

  8.6. DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Committee establishes. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception. In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

  8.7. TERMINATION OF EMPLOYMENT. Upon a Participant's death, Disability, or Retirement, all Restricted Shares shall vest immediately subject to any limitations under Code Section 162(m). Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Shares following termination of the Participant's employment with the Company in all other circumstances. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment; provided, however, that, except in the cases of terminations connected with a Change in Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Covered Employees shall occur at the time they otherwise would have, but for the employment termination.

ARTICLE 9. PERFORMANCE MEASURES

  Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to

Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives:

  (a) Net Income;

  (b) Return on Equity;

  (c) Earnings per Share;

  (d) Return on Assets;

  (e) Total Shareholder Return; and

  (f) Return on Investment.

  Subject to the terms of the Plan, each of these measures shall be defined by the Committee on a corporation or subsidiary basis or in comparison with peer group performance, and may include or exclude specified extraordinary items, as determined by the Company's auditors. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance objectives; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 10. BENEFICIARY DESIGNATION

  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 11. DEFERRALS

  The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or objectives with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 12. RIGHTS OF EMPLOYEES

  12.1. EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

  12.2. PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 13. CHANGE IN CONTROL

  13.1. TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

  (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term; and

  (b) Any restriction periods and restrictions imposed on Shares of Restricted Stock shall lapse; provided, however, that the degree of vesting associated with Restricted Stock which has been conditioned upon the achievement of performance conditions pursuant to Section 8.4 herein shall be determined in the manner set forth in Section 8.7 herein.

  13.2. TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 13 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

ARTICLE 14. AMENDMENT, MODIFICATION, AND TERMINATION

  14.1. AMENDMENT, MODIFICATION, AND TERMINATION. Subject to Section 13.2 herein, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon. The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

  14.2. ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may only be adjusted to the extent permissible under Code Section 162(m).

  14.3. AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

  14.4. COMPLIANCE WITH CODE SECTION 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code
Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 14, make any adjustments it deems appropriate.

ARTICLE 15. WITHHOLDING

  15.1. TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

  15.2. SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined up to the maximum statutory federal tax which could be withheld on the transaction. All such elections shall be made in writing, signed by Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 16. INDEMNIFICATION

  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 17. SUCCESSORS

  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

ARTICLE 18. LEGAL CONSTRUCTION

  18.1. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

  18.2. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  18.3. REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  18.4. SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

  18.5. GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Alabama.

                                       VOTE BY INTERNET--www.proxyvote.com
                                                         -----------------
                                       Use the Internet to transmit your voting
AMSOUTH BANCORPORATION                 instructions and for electronic delivery
C/O PROXY SERVICES                     of information. Have your proxy card in
P.O. BOX 9142                          hand when you access the web site. You
FARMINGDALE, NY 11735                  will be prompted to enter your 12-digit
                                       Control Number which is located below to obtain your records and create an electronic voting instruction form.

                                       VOTE BY PHONE--1-800-690-6903
                                       Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

                                       VOTE BY MAIL--
                                       Mark, sign and date your proxy card and
                                       return it in the postage-paid envelope
                                       we've provided or return to AMSOUTH
Important Notice Regarding Delivery    BANCORPORATION, c/o ADP, 51 Mercedes Way,
     of Shareholder Documents          Edgewood, NY 11717.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK, AS FOLLOWS
                                    AMSTH1
                                              KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

AMSOUTH BANCORPORATION

The Board of Directors unanimously recommends a vote "FOR" Proposal 1 and "FOR" Proposal 2.

Election of Directors

Proposal 1.  Nominees:

             01) Rodney C. Gilbert
             02) Victoria B. Jackson
             03) Claude B. Nielsen
             04) Benjamin F. Payton

             For     Withhold     For All
             All        All       Except
             [_]        [_]         [_]

             To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

             --------------------------------------------------------------

Proposal 2.  Approval of amendment to the 1996 Long Term Incentive Compensation
             Plan

             For     Against     Abstain
             [_]       [_]         [_]


If you do not wish to participate in AmSouth's householding program as described
in the enclosed document, please check the box to the right                  [_]

Please sign exactly as name or names appear on this proxy. When signing as attorney, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign.


-----------------------    -------            -----------------------    -------
Signature                  Date               Signature                  Date
(PLEASE SIGN WITHIN BOX)                      (Joint Owners)

--------------------------------------------------------------------------------

                                  PROXY CARD

                            AMSOUTH BANCORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen A. Yoder, T. Kurt Miller and Carl L. Gorday, and each of them, proxies with full power of substitution to vote all of the shares of common stock of AmSouth Bancorporation held of record by the undersigned at the Annual Meeting of Shareholders to be held on Thursday, April 19, 2001, and at any adjournments thereof. This card also provides voting instructions for shares held in the AmSouth Bancorporation Thrift Plan and/or the AmSouth Bancorporation Dividend Reinvestment and Common Stock Purchase Plan, and held of record by the trustee and agent of such plans. If no directions are given, the proxies will vote for the election of all nominees and for the amendment to the 1996 Long Term Incentive Compensation Plan. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors if any nominee named herein becomes unable or unwilling to serve, and (ii) on any other matter that may properly come before the meeting.

                 (continued, and to be signed, on other side)